NOMURA PARTNERS FUNDS, INC.

ARTICLES SUPPLEMENTARY

Nomura Partners Funds, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation and/or pursuant to Sections 2-208, 2-208.1 and/or 2-105(c) of the Maryland General Corporation Law, the Board of Directors has:

(a) increased the aggregate number of shares of capital stock that the Corporation has the authority to issue by eight hundred million (800,000,000) shares, from six hundred million (600,000,000) shares to one billion four hundred million (1,400,000,000) shares;

(b) reclassified the one hundred million (100,000,000) unissued shares of capital stock of the Corporation designated as AARP shares as authorized but undesignated shares of capital stock of the Corporation, which shares were then further designated and classified as set forth below;

(c) reclassified four hundred fifty million (450,000,000) unissued shares of capital stock of the Corporation designated as Class S shares as authorized but undesignated shares of capital stock of the Corporation, which shares were then further designated and classified as set forth below;

(d) designated the Corporation’s issued and unissued Class S shares of capital stock (remaining after the reclassification set forth in (c) above) as Class S shares of “The Japan Fund” series of capital stock;

(e) designated and classified one hundred fifty million (150,000,000) shares of the capital stock of the Corporation resultant from the increase of authorized capital stock and reclassification of capital stock effected by these Articles Supplementary as three new classes of shares of the Corporation’s The Japan Fund series, each class consisting of fifty million (50,000,000) shares, and such classes being designated as the “Class A” shares, “Class C” shares and “Class I” shares of The Japan Fund series;

(f) designated and classified one hundred fifty million (150,000,000) shares of the capital stock of the Corporation resultant from the increase of authorized capital stock and reclassification of capital stock effected by these Articles Supplementary as a new series of shares of capital stock, such series being designated the “Asia Pacific ex Japan Fund” series;

(g) designated and classified one hundred fifty million (150,000,000) shares of the capital stock of the Corporation resultant from the increase of authorized capital stock and reclassification of capital stock effected by these Articles Supplementary as a new series of shares of capital stock, such series being designated the “India Fund” series;

(h) designated and classified one hundred fifty million (150,000,000) shares of the capital stock of the Corporation resultant from the increase of authorized capital stock and reclassification of capital stock effected by these Articles Supplementary as a new series of shares of capital stock, such series being designated the “Greater China Fund” series;

(i) designated and classified one hundred fifty million (150,000,000) shares of the capital stock of the Corporation resultant from the increase of authorized capital stock and reclassification of capital stock effected by these Articles Supplementary as a new series of shares of capital stock, such series being designated the “Global Equity Income Fund” series;

(j) designated and classified one hundred fifty million (150,000,000) shares of the capital stock of the Corporation resultant from the increase of authorized capital stock and reclassification of capital stock effected by these Articles Supplementary as a new series of shares of capital stock, such series being designated the “Global Emerging Markets Fund” series;

(k) designated and classified one hundred fifty million (150,000,000) shares of the capital stock of the Corporation resultant from the increase of authorized capital stock and reclassification of capital stock effected by these Articles Supplementary as a new series of shares of capital stock, such series being designated the “Global Alpha Equity Fund” series;

(l) designated and classified one hundred fifty million (150,000,000) shares of the capital stock of the Corporation resultant from the increase of authorized capital stock and reclassification of capital stock effected by these Articles Supplementary as a new series of shares of capital stock, such series being designated the “International 130/30 Equity Fund” series;

(m) designated and classified one hundred fifty million (150,000,000) shares of the capital stock of the Corporation resultant from the increase of authorized capital stock and reclassification of capital stock effected by these Articles Supplementary as a new series of shares of capital stock, such series being designated the “International Equity Fund” series; and

(n) designated and classified the one hundred fifty million (150,000,000) shares of each of the Asia Pacific ex Japan Fund series, the India Fund series, the Greater China Fund series, the Global Income Equity Fund series, the Global Emerging Markets Fund series, the Global Alpha Equity Fund series, the International 130/30 Equity Fund series and the International Equity Fund series designated and classified pursuant to Article First, paragraphs (f)-(m) above into three classes of shares, each class consisting of fifty million (50,000,000) shares, and such classes being designated as “Class A” shares, “Class C” shares and “Class I” shares, respectively, of such series.

SECOND: (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue six hundred million (600,000,000) shares of capital stock, with a par value of $0.33-1/3 per share, for an aggregate par value of $199,999,999.80, five hundred million (500,000,000) of which shares were designated as Class S shares of the Corporation’s capital stock and one hundred million (100,000,000) of which were designated as AARP shares of the Corporation’s capital stock.

(b) Immediately after the filing of these Articles Supplementary, the Corporation will continue to have the authority to issue one billion four hundred million (1,400,000,000) shares of capital stock, with a par value of $0.33-1/3 per share, for an aggregate par value of $466,666,666.62, which shares will be designated and classified into the following series, which series will be subdivided into the following classes:

Series	Classes	Number of Shares
The Japan Fund		200,000,000

	Class A	50,000,000
	Class C	50,000,000
	Class I	50,000,000
	Class S	50,000,000

Asia Pacific ex Japan Fund		150,000,000

	Class A	50,000,000
	Class C	50,000,000
	Class I	50,000,000

India Fund		150,000,000

	Class A	50,000,000
	Class C	50,000,000
	Class I	50,000,000

Greater China Fund		150,000,000

	Class A	50,000,000
	Class C	50,000,000
	Class I	50,000,000

Global Equity Income Fund		150,000,000

	Class A	50,000,000
	Class C	50,000,000
	Class I	50,000,000

Global Emerging Markets Fund		150,000,000

	Class A	50,000,000
	Class C	50,000,000
	Class I	50,000,000

Global Alpha Equity Fund		150,000,000

	Class A	50,000,000
	Class C	50,000,000
	Class I	50,000,000

International 130/30 Equity Fund		150,000,000

	Class A	50,000,000
	Class C	50,000,000
	Class I	50,000,000

International Equity Fund		150,000,000

	Class A	50,000,000
	Class C	50,000,000
	Class I	50,000,000

THIRD: A description of each series of the Corporation, and of each class of each series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, is as follows:

(a) Except as provided in the Charter of the Corporation and except as described in paragraphs (b)-(d) below, the shares of each series shall be identical in all respects.

(b) Except as provided in the Charter of the Corporation and except as described in paragraphs (c) and (d) below, the Class A, Class C, and Class I shares of each series, and the Class S shares of The Japan Fund series, shall each be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

(c) At such times as may be determined by the Board of Directors in compliance with the Investment Company Act of 1940, as amended, shares of a particular series or class may be automatically converted by the Corporation into shares of another series or class based on the relative net asset values of such series or class at the time of conversion. The terms and conditions of such conversion may vary within and among the series and classes and within or among the holders of the classes and series to the extent determined by the Board of Directors.

Subject to compliance with the requirements of the Investment Company Act of 1940, as amended, the Board of Directors shall have the authority to provide that the holders of any series or class of shares shall have the right to convert or exchange said shares into shares of one or more other series or classes in accordance with such requirements and procedures as may be established by the Board of Directors.

(d) Notwithstanding anything to the contrary contained in the Charter, each share may be subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, or any other type of sales load or charge; to such expenses and fees (including, without limitation, distribution expenses, administrative expenses under an administrative or service agreement, plan or other arrangement, however designated, and other administrative, recordkeeping, redemption, service and other fees, however designated); to such account size requirements; and to such other rights and provisions; which may be the same or different from any other share or any other share of any series or class, including any other share of the same series or class, all as the Board of Directors may from time to time establish and/or change in accordance with the Investment Company Act of 1940, as amended, and as reflected in the Corporation’s then effective registration statement under the Securities Act of 1933, as amended, with respect to such shares, or such other document or instrument deemed appropriate by the Board of Directors in its sole discretion.

FOURTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation’s capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

FIFTH: The Board of Directors of the Corporation, acting at a meeting duly called and held on October 23, 2008, duly authorized and adopted resolutions increasing, designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, Nomura Partners Funds, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 1st day of December, 2008; and its Chief Executive Officer acknowledges that these Articles Supplementary are the act of Nomura Partners Funds, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	NOMURA PARTNERS FUNDS, INC.

/s/ Nancy L. Conlin	/s/ William L. Givens
Secretary	Chief Executive Officer